Exhibit 99.1


Lexmark reports second-quarter EPS growth of 32 percent

Lexington, Ky., July 19, 2004 - Lexmark International, Inc. (NYSE: LXK) today announced financial results for the second quarter of 2004. Revenue of $1.248 billion grew 11 percent from a year ago and earnings per share increased 32 percent to $1.02.

"Our second quarter results mark the fourth consecutive quarter of double-digit revenue and earnings growth," stated Paul J. Curlander, Lexmark chairman and CEO. "These consistent results reflect Lexmark's exclusive focus on printing solutions and the power of our supplies-driven business model."

Gross profit for the quarter was $440 million or 35.3 percent of revenue versus $381 million or 34.0 percent a year ago due to improved product margins, partially offset by a negative mix among products.

Operating expense for the second quarter was $254 million compared to $244 million in the same period of 2003. Operating income was $186 million or 14.9 percent of revenue versus $137 million or 12.2 percent of revenue a year earlier. Net earnings were $137 million in the second quarter, up 34 percent from $102 million reported a year ago. Diluted net earnings per share for the period were $1.02, up 32 percent from 77 cents in the prior year.

Lexmark's debt-to-total-capital ratio at June 30, 2004 was 7 percent compared to 8 percent at March 31, 2004. Capital expenditures were $41 million in the second quarter. Net cash provided by operating activities was $134 million in the quarter. Lexmark repurchased 750,000 shares of its common stock during the quarter for $70 million. The company's remaining share repurchase authorization was approximately $113 million as of June 30, 2004.

First half 2004 financial results
Revenue for the six months ended June 30, 2004 was $2.504 billion, an increase of 12 percent versus $2.228 billion in the same period of 2003. Gross profit margin was 34.0 percent, up 0.9 points from the prior year. Operating income was $351 million versus $266 million a year earlier, an increase of 32 percent. Net earnings for the period grew 31 percent to $258 million versus $196 million a year ago. Diluted net earnings per share were $1.93, an increase of 29 percent over the $1.50 per share recorded in the first half of 2003.

Looking forward:
"As we look forward, we believe that our recent new product introductions and our business model position us well for continued growth," Curlander stated. "We continue to be cautious, however, due to the uncertainty in the market, and the potential for aggressive price competition. In the third quarter of 2004, we expect a year-over-year revenue growth rate of high-single to low-double digits and earnings per share to be in the range of $0.90 to $1.00, versus 79 cents reported in the third quarter of 2003."

                                    --more--

                  Lexmark reports second-quarter EPS growth of 32 percent/Page 2


                                      ###

Lexmark is hosting a conference call with securities analysts on Monday, July 19, 2004 at 8:30 a.m. Eastern Time (888-338-6461). A live broadcast over the Internet and a complete replay of this call can be accessed from Lexmark's investor relations Web site at http://investor.lexmark.com.

Lexmark International, Inc. is a leading developer, manufacturer and supplier of printing solutions -- including laser and inkjet printers, multifunction products, associated supplies and services -- for offices and homes in more than 150 countries. Founded in 1991, Lexmark reported approximately $4.8 billion in revenue in 2003, and can be found on the Internet at www.lexmark.com.

Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are property of their respective holders.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties, including, but not limited to, the impact of competitors' products, aggressive pricing from competitors and resellers, management of the company's and resellers' inventory levels, market acceptance of new products and pricing programs, the ability and/or incremental expense to produce and deliver products to satisfy customer demand, financial failure or loss of business with a key customer, reseller or supplier, changes in a country's or region's political or economic conditions, currency fluctuations, production and supply difficulties including disruptions at important points of exit and entry and distribution centers, competition in aftermarket supplies, increased investment to support product development, unforeseen cost impacts, conflicts among sales channels, difficulties or delays in software and information systems implementations, the outcome of pending and future litigation or governmental proceedings, intellectual property and other legal claims and expenses, and other risks described in the company's Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)


                                                                             Three Months Ended
                                                                                   June 30
                                                                           ----------------------

                                                                              2004          2003
                                                                              ----          ----

Revenue                                                                    $1,247.7      $1,120.2

Cost of revenue                                                               807.4         739.4
                                                                           --------      --------

         Gross profit                                                         440.3         380.8
                                                                           --------      --------


Research and development                                                       76.5          66.7
Selling, general and administrative                                           178.0         177.1
                                                                           --------      --------
         Operating expense                                                    254.5         243.8
                                                                           --------      --------


         Operating income                                                     185.8         137.0


Interest (income)/expense, net                                                 (2.3)         (0.1)
Other                                                                          (0.3)         (0.2)
                                                                           --------      --------

         Earnings before income taxes                                         188.4         137.3

Provision for income taxes                                                     51.8          35.6
                                                                           --------      --------
         Net earnings                                                      $  136.6      $  101.7
                                                                           ========      ========



Net earnings per share:
         Basic                                                             $   1.05      $   0.79
                                                                           ========      ========

         Diluted                                                           $   1.02      $   0.77
                                                                           ========      ========



Shares used in per share calculation:
         Basic                                                                130.3         127.9
                                                                           ========      ========

         Diluted                                                              134.0         131.6
                                                                           ========      ========





                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                                                          Six Months Ended
                                                                                              June 30
                                                                                    -----------------------------

                                                                                         2004          2003
                                                                                         ----          ----

Revenue                                                                                $2,503.7      $2,228.1

Cost of revenue                                                                         1,652.6       1,491.1
                                                                                       --------      --------

         Gross profit                                                                     851.1         737.0
                                                                                       --------      --------


Research and development                                                                  148.7         128.8
Selling, general and administrative                                                       351.4         342.6
                                                                                       --------      --------
         Operating expense                                                                500.1         471.4
                                                                                       --------      --------


         Operating income                                                                 351.0         265.6


Interest (income)/expense, net                                                             (4.6)          0.6
Other                                                                                       0.3          (0.2)
                                                                                       --------      --------

         Earnings before income taxes                                                     355.3         265.2

Provision for income taxes                                                                 97.7          68.9
                                                                                       --------      --------
         Net earnings                                                                  $  257.6      $  196.3
                                                                                       ========      ========



Net earnings per share:
         Basic                                                                         $   1.98      $   1.54
                                                                                       ========      ========

         Diluted                                                                       $   1.93      $   1.50
                                                                                       ========      ========



Shares used in per share calculation:
         Basic                                                                            130.0         127.5
                                                                                       ========      ========

         Diluted                                                                          133.5         130.9
                                                                                       ========      ========




                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                                  (In Millions)
                                   (Unaudited)




                                                                                           June 30                    December 31
                                                                                             2004                         2003
                                                                                         ------------                -------------


ASSETS

Current assets:
         Cash and cash equivalents                                                         $  820.7                     $  744.6
         Marketable securities                                                                586.5                        451.5
         Trade receivables, net                                                               572.5                        615.4
         Inventories                                                                          512.0                        437.0
         Prepaid expenses and other current assets                                            220.4                        195.3
                                                                                           --------                     --------
                  Total current assets                                                      2,712.1                      2,443.8

Property, plant and equipment, net                                                            713.9                        715.9
Other assets                                                                                  314.1                        290.7
                                                                                           --------                     --------
                  Total assets                                                             $3,740.1                     $3,450.4
                                                                                           ========                     ========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Short-term debt                                                                   $    3.1                     $    1.1
         Accounts payable                                                                     494.3                        465.7
         Accrued liabilities                                                                  665.5                        716.5
                                                                                           --------                     --------
                  Total current liabilities                                                 1,162.9                      1,183.3

Long-term debt                                                                                149.4                        149.3
Other liabilities                                                                             479.0                        474.8
                                                                                           --------                     --------
                  Total liabilities                                                         1,791.3                      1,807.4
                                                                                           --------                     --------


Stockholders' equity:
         Preferred stock                                                                        -                            -
         Common stock and capital in excess of par                                          1,049.1                        958.0
         Retained earnings                                                                  2,352.6                      2,095.0
         Treasury stock                                                                    (1,281.9)                    (1,213.5)
         Accumulated other comprehensive loss                                                (171.0)                      (196.5)
                                                                                           --------                     --------
                  Total stockholders' equity                                                1,948.8                      1,643.0
                                                                                           --------                     --------
                  Total liabilities and stockholders' equity                               $3,740.1                     $3,450.4
                                                                                           ========                     ========
